Exhibit 99.1

September 15th, 2011

Dear Fellow Shareholders,

Two months ago we took a big strategic step by separating streaming and DVD-by-mail into two distinct services, and we now have more visibility into our expected Q3 2011 results. Our financial guidance for the quarter is unchanged, as is our international subscriber guidance. We are, however, lowering our domestic subscriber estimates as reflected in the graphic below.

Despite the guidance revision, we remain convinced that the splitting of our services was the right long-term strategic choice. The strategy behind the split of our services is four-fold:

(1)	to create a dedicated DVD rental division that takes pride in great execution and maximizes the opportunity for disc rental over the coming decade;

(2)	to enable us to improve our global streaming service even more rapidly, because it is not meshed with a domestic DVD business;

(3)	to enable us, with the growth in revenue, to license more streaming content and thereby improve our streaming service even more;

(4)	to remain very price aggressive, with $7.99 per month for unlimited streaming of a huge library of TV shows and movies, and $7.99 per month for unlimited DVD rentals, 1 out at-a-time.

We know our decision to split our services has upset many of our subscribers, which we don’t take lightly, but we believe this split will help us make our services better for subscribers and shareholders for years to come.

We look forward to sharing more with you in October.

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Sincerely,

Reed Hastings, CEO	David Wells, CFO

IR Contact:	PR Contact:
Ellie Mertz	Steve Swasey
VP, Finance & Investor Relations	VP, Corporate Communications
408 540-3977	408 540-3947

Forward Looking Statements

This letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding domestic net addition and subscriber mix, financial performance and international subscriber growth for the third quarter of 2011, which are subject to risks and uncertainties that could cause actual results to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; our ability to compete effectively; fluctuations in consumer usage of our service; and, disruption in service on our website or with third-party computer systems that help us operate our service. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2011. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this letter.

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